UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 15, 2014

Date of Report (Date of earliest event reported)

APPLE INC.

(Exact name of registrant as specified in its charter)

California	000-10030	94-2404110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Infinite Loop

Cupertino, California 95014

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 996-1010

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (d)

On July 15, 2014, the Board of Directors of Apple Inc. (“Apple”) appointed Susan L. Wagner to the Board concurrently with the retirement of William V. Campbell. Mr. Campbell served on the Audit and Finance Committee and the Nominating and Corporate Governance Committee of the Board.

As a non-employee director, Ms. Wagner receives a $50,000 annual retainer for her service on the Board, paid in quarterly installments, and participates in Apple’s 1997 Director Stock Plan, as amended (the “Director Plan”), which was filed with the Securities and Exchange Commission on January 28, 2014 as Exhibit 10.3 to Apple’s Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2013. Upon her appointment, Ms. Wagner received an automatic initial grant of 1,646 restricted stock units under the Director Plan. In connection with her appointment, Apple and Ms. Wagner will enter into Apple’s standard indemnification agreement for directors, the form of which was filed with the SEC on July 22, 2009 as Exhibit 10.2 to Apple’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2009.

There are no transactions between Ms. Wagner and Apple that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC. (Registrant)

Date: July 17, 2014	By:	/s/ D. Bruce Sewell
D. Bruce Sewell Senior Vice President, General Counsel and Secretary